EXHIBIT 10.2

AMENDMENT

TO

STANDARD EMPLOYMENT AGREEMENT

This Second Amendment to the Standard Employment Agreement (this “Amendment”) is dated December 31, 2008 (the “Effective Date”) and is made to by and between Bioject Inc. (“BI”) and Bioject Medical Technologies Inc. (“BMT”) (BI and BMT shall be collectively referred to herein as “Bioject”), and Christine Farrell, an individual (“Employee”) (together the “Parties”).

RECITALS

WHEREAS, the Parties entered into a Standard Employment Agreement on or about January 24, 1997 (the “Original Agreement”), as amended by the First Amendment to Standard Employment Agreement dated November 8, 2004 (the “First Amendment”); and

WHEREAS, the Parties now want to amend the Employment Agreement to make clear that Bioject’s obligations under the Original Agreement, as amended by the First Amendment, are binding on any successor of Bioject.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, and in consideration of the mutual covenants and conditions herein set forth, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. New Section 11. A new Section 11 is hereby added to the Original Agreement, to read in its entirety as follows:

“11. Successors.

(a) Bioject’s Successors. This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of Bioject’s business and/or assets and Bioject shall cause any such successor to expressly assume in writing the obligations hereunder as a condition precedent to becoming such a successor. For all purposes under this Agreement, the term “Bioject” shall include any successor to Bioject’s business and/or assets which becomes bound by this Agreement.

(b) Employee’s Successors. This Agreement and all rights of Employee hereunder shall inure to the benefit of, and be enforceable by, Employee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.”

2. No Other Amendments. Except as set forth in Section 1, the terms of the Original Agreement, as amended by the First Amendment, are unchanged and remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the day and year first above written.

BIOJECT INC.

By:	/s/ Ralph Makar
Name:	Ralph Makar
Title:	President and Chief Executive Officer

BIOJECT MEDICAL TECHNOLOGIES INC.

By:	/s/ Ralph Makar
Name:	Ralph Makar
Title:	President and Chief Executive Officer

/s/ Christine Farrell
Christine Farrell

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